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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 of our report dated February 24, 2000, with respect to the financial statements of O.F. Acquisition, L.P. as of and for the year ended December 31, 1999, and to all references to our Firm included in or made a part of this registration statement.

/s/ KUHL & SCHULTZ, P.C.
Kuhl & Schultz, P.C.

Jackson, Michigan
June 22, 2001